Exhibit 5.1

May 9, 2008

OSI Restaurant Partners, LLC

OSI Co-Issuer, Inc.

2202 N. West Shore Blvd., 5th Floor

Tampa, Florida 33607

Re:	$550,000,000 aggregate principal amount of 10% Senior Notes due 2015 of OSI Restaurant Partners, LLC and OSI Co-Issuer, Inc.

Ladies and Gentlemen:

We have acted as counsel to the OSI Restaurant Partners, LLC, a Delaware limited liability company (“OSI”), OSI Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer” and together with OSI collectively the “Co-Issuers”), each of the guarantors listed on Exhibit I hereto (such listed guarantors, the “Delaware Corporate Guarantors”), each of the guarantors listed on Exhibit II hereto (such listed guarantors, the “Delaware LLC Guarantors” and together with the Delaware Corporate Guarantors collectively the “Delaware Guarantors”), and the other guarantors listed on Exhibit III hereto (such listed guarantors, the “Other Guarantors” and, together with the Delaware Guarantors, collectively, the “Guarantors”) in connection with (i) the proposed issuance by the Co-Issuers in the exchange offer (the “Exchange Offer”) of up to $550,000,000 aggregate principal amount of their 10% Senior Notes due 2015 (the “Exchange Notes”) which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Co-Issuers’ outstanding 10% Senior Notes due 2015 (the “Outstanding Notes”),which have not been, and will not be, so registered, (ii) the guarantees of the Exchange Notes (the “Exchange Guarantees”) by each of the Guarantors and (iii) the preparation of the registration statement on Form S-4 (the “Registration Statement”) filed by the Co-Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the Exchange Notes and the Exchange Guarantees under the Securities Act.

The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of June 14, 2007, by and among the Co-Issuers, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, (as amended and supplemented the “Indenture”). The terms of the Exchange Guarantees are contained in the Indenture. This opinion is furnished in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act.

OSI Restaurant Partners, LLC OSI Co-Issuer, Inc.	May 9, 2008

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact relevant to our opinion, we have relied, without making independent verification, on the accuracy of the representations and warranties of the Co-Issuers and the Guarantors contained in or made pursuant to the Indenture or certificates or other documents delivered in connection therewith, other information obtained from the Co-Issuers or the Guarantors and certificates of public officials and officers of the Co-Issuers and the Guarantors.

We express no opinion as to the laws of any jurisdiction other than those of the State of New York, the corporate laws of the State of Delaware, the limited liability company laws of the State of Delaware and the federal laws of the United States of America. Authorization of the Exchange Guarantees by the Guarantors organized under the laws of the State of Alabama are being opined upon for the Co-Issuers and the Guarantors by Bradley, Arant, Rose & White LLP. Authorization of the Exchange Guarantees by the Guarantors organized under the laws of the State of Florida, the State of Georgia, the State of Maryland or the State of Texas are being opined upon for the Co-Issuers and the Guarantors by Greenberg Traurig, LLP. Authorization of the Exchange Guarantees by the Guarantors organized under the laws of the State of Kansas are being opined upon for the Co-Issuers and the Guarantors by Bryan Cave LLP. Authorization of the Exchange Guarantees by the Guarantors organized under the laws of the State of New Mexico are being opined upon for the Co-Issuers and the Guarantors by Holland & Hart LLP. Authorization of the Exchange Guarantees by the Guarantors organized under the laws of the State of South Carolina are being opined upon for the Co-Issuers and the Guarantors by Nexsen Pruet Adams Kleemeier, LLC. Authorization of the Exchange Guarantees by the Guarantors organized under the laws of the State of West Virginia are being opined upon for the Co-Issuers and the Guarantors by Eckert Seamans Cherin & Mellott, LLC. We have assumed for purposes of our opinions expressed herein that the Exchange Guarantees have been duly authorized by all requisite corporate or other action of each of the Guarantors other than the Delaware Guarantors.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	The Exchange Notes have been duly authorized by all requisite limited liability company action of OSI and, when executed and authenticated in accordance with the terms of the Indenture and delivered against receipt of a like aggregate principal amount of Outstanding Notes surrendered in exchange therefor upon completion of the Exchange Offer, the Exchange Notes will (subject to the qualifications in the penultimate paragraph set forth below) constitute legal, valid and binding obligations of OSI, enforceable against OSI in accordance with their terms.

2.	The Exchange Notes have been duly authorized by all requisite corporate action of the Co-Issuer and, when executed and authenticated in accordance with the terms of the Indenture and delivered against receipt of a like aggregate principal amount of Outstanding Notes surrendered in exchange therefor upon completion of the Exchange

OSI Restaurant Partners, LLC OSI Co-Issuer, Inc.	May 9, 2008

Offer, the Exchange Notes will (subject to the qualifications in the penultimate paragraph set forth below) constitute legal, valid and binding obligations of the Co-Issuer, enforceable against the Co-Issuer in accordance with their terms.

3.	The Exchange Guarantees by the Delaware Corporate Guarantors have been duly authorized by all requisite corporate action of the Delaware Corporate Guarantors.

4.	The Exchange Guarantees by the Delaware LLC Guarantors have been duly authorized by all requisite limited liability company action of the Delaware LLC Guarantors.

5.	Upon the due issuance, execution and authentication of the Exchange Notes in accordance with the terms of the Indenture and the Exchange Offer, such Exchange Notes shall be entitled to the benefits of the Exchange Guarantees by the Guarantors, which will (subject to the qualifications in the penultimate paragraph set forth below) constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinion that the Exchange Notes and Exchange Guarantees constitute legal, valid and binding obligations of the Co-Issuers and the Guarantors, respectively, enforceable against the Co-Issuers and the Guarantors, respectively, in accordance with their respective terms, is subject to, and we express no opinion with respect to, (i) bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights or remedies of creditors or secured parties generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP

Exhibit I

Delaware Corporate Guarantors

OS Capital, Inc.

OS Mortgage Holdings, Inc.

OS Restaurant Services, Inc.

Exhibit II

Delaware LLC Guarantors

Carrabba’s Designated Partner, LLC

Carrabba’s Kansas Designated Partner, LLC

Carrabba’s Midwest Designated Partner, LLC

Cheeseburger Designated Partner, LLC

Cheeseburger in Paradise, LLC

Cheeseburger Kansas Designated Partner, LLC

Outback Catering Designated Partner, LLC

Outback Designated Partner, LLC

Outback International Designated Partner, LLC

Outback Kansas Designated Partner, LLC

Outback Sports, LLC

Private Restaurant Master Lessee, LLC

Exhibit III

Other Guarantors

	Name of Guarantor	Jurisdiction
1.	Outback Alabama, Inc.	AL

2.	A La Carte Event Pavilion, Ltd.	FL

3.	Carrabba’s Italian Grill, LLC	FL

4.	Carrabba’s Italian Market, LLC	FL

5.	Carrabba’s of Baton Rouge, LLC	FL

6.	Carrabba’s Shreveport, LLC	FL

7.	Carrabba’s/Arizona-I, Limited Partnership	FL

8.	Carrabba’s/Birchwood, Limited Partnership	FL

9.	Carrabba’s/Bobby Pasta, Limited Partnership	FL

10.	Carrabba’s/Broken Arrow, Limited Partnership	FL

11.	Carrabba’s/Canton, Limited Partnership	FL

12.	Carrabba’s/Carolina-I, Limited Partnership	FL

13.	Carrabba’s/Central Florida-I, Limited Partnership	FL

14.	Carrabba’s/Chicago, Limited Partnership	FL

15.	Carrabba’s/Colorado-I, Limited Partnership	FL

16.	Carrabba’s/Crestview Hills, Limited Partnership	FL

17.	Carrabba’s/Dallas-I, Limited Partnership	FL

18.	Carrabba’s/DC-I, Limited Partnership	FL

19.	Carrabba’s/First Coast, Limited Partnership	FL

20.	Carrabba’s/Great Lakes-I, Limited Partnership	FL

21.	Carrabba’s/Gulf Coast-I, Limited Partnership	FL

22.	Carrabba’s/Heartland-I, Limited Partnership	FL

23.	Carrabba’s/Mid Atlantic-I, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
24.	Carrabba’s/Mid East, Limited Partnership	FL

25.	Carrabba’s/New England, Limited Partnership	FL

26.	Carrabba’s/Ohio, Limited Partnership	FL

27.	Carrabba’s/Outback, Limited Partnership	FL

28.	Carrabba’s/Pensacola, Limited Partnership	FL

29.	Carrabba’s/Second Coast, Limited Partnership	FL

30.	Carrabba’s/South Florida-I, Limited Partnership	FL

31.	Carrabba’s/South Texas-I, Limited Partnership	FL

32.	Carrabba’s/Sun Coast, Limited Partnership	FL

33.	Carrabba’s/Texas, Limited Partnership	FL

34.	Carrabba’s/Tri State-I, Limited Partnership	FL

35.	Carrabba’s/Tropical Coast, Limited Partnership	FL

36.	Carrabba’s/Virginia, Limited Partnership	FL

37.	Carrabba’s/West Florida-I, Limited Partnership	FL

38.	Carrabba’s/Z Team Two-I, Limited Partnership	FL

39.	Carrabba’s/Z Team-I, Limited Partnership	FL

40.	Cheeseburger-Buckeye, Limited Partnership	FL

41.	Cheeseburger-Downer’s Grove, Limited Partnership	FL

42.	Cheeseburger-Illinois, Limited Partnership	FL

43.	Cheeseburger-Maryland, Limited Partnership	FL

44.	Cheeseburger-Michigan, Limited Partnership	FL

45.	Cheeseburger-Nebraska, Limited Partnership	FL

46.	Cheeseburger-Northern New Jersey, Limited Partnership	FL

47.	Cheeseburger-Northern Virginia, Limited Partnership	FL

48.	Cheeseburger-Ohio, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
49.	Cheeseburger-South Carolina, Limited Partnership	FL

50.	Cheeseburger-South Eastern Pennsylvania, Limited Partnership	FL

51.	Cheeseburger-South Florida, Limited Partnership	FL

52.	Cheeseburger-Southern NY, Limited Partnership	FL

53.	Cheeseburger-West Nyack, Limited Partnership	FL

54.	Cheeseburger-Wisconsin, Limited Partnership	FL

55.	OS Asset, Inc.	FL

56.	OS Developers, LLC	FL

57.	OS Management, Inc.	FL

58.	OS Realty, LLC	FL

59.	OS Speedway, LLC	FL

60.	OS Tropical, LLC	FL

61.	OSF/CIGI of Evesham Partnership	FL

62.	OSI Gift Card Services, LLC	FL

63.	OSI International, LLC	FL

64.	Outback Catering Company, Limited Partnership	FL

65.	Outback Catering Company-II, Limited Partnership	FL

66.	Outback Catering of Pittsburgh, Ltd.	FL

67.	Outback Catering, Inc.	FL

68.	Outback Steakhouse International, LLC	FL

69.	Outback Steakhouse of Central Florida, Ltd.	FL

70.	Outback Steakhouse of Central Florida-II, Ltd.	FL

71.	Outback Steakhouse of Florida, LLC	FL

72.	Outback Steakhouse of Indianapolis, Ltd.	FL

73.	Outback Steakhouse of Kentucky, Ltd.	FL

	Name of Guarantor	Jurisdiction
74.	Outback Steakhouse of South Florida, Ltd.	FL

75.	Outback Steakhouse of Washington, D.C., Ltd.	FL

76.	Outback Steakhouse-NYC, Ltd.	FL

77.	Outback/Alabama-I, Limited Partnership	FL

78.	Outback/Alabama-II, Limited Partnership	FL

79.	Outback/Bayou-I, Limited Partnership	FL

80.	Outback/Bayou-II, Limited Partnership	FL

81.	Outback/Billings, Limited Partnership	FL

82.	Outback/Bluegrass-I, Limited Partnership	FL

83.	Outback/Bluegrass-II, Limited Partnership	FL

84.	Outback/Buckeye-I, Limited Partnership	FL

85.	Outback/Buckeye-II, Limited Partnership	FL

86.	Outback/Carrabba’s Partnership	FL

87.	Outback/Central Mass, Limited Partnership	FL

88.	Outback/Charlotte-I, Limited Partnership	FL

89.	Outback/Chicago-I, Limited Partnership	FL

90.	Outback/Cleveland-I, Limited Partnership	FL

91.	Outback/Cleveland-II, Limited Partnership	FL

92.	Outback/DC, Limited Partnership	FL

93.	Outback/Denver-I, Limited Partnership	FL

94.	Outback/Detroit-I, Limited Partnership	FL

95.	Outback/East Michigan, Limited Partnership	FL

96.	Outback/Empire-I, Limited Partnership	FL

97.	Outback/Hawaii-I, Limited Partnership	FL

98.	Outback/Heartland-I, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
99.	Outback/Heartland-II, Limited Partnership	FL

100.	Outback/Indianapolis-II, Limited Partnership	FL

101.	Outback/Metropolis-I, Limited Partnership	FL

102.	Outback/Mid Atlantic-I, Limited Partnership	FL

103.	Outback/Midwest-I, Limited Partnership	FL

104.	Outback/Midwest-II, Limited Partnership	FL

105.	Outback/Missouri-I, Limited Partnership	FL

106.	Outback/Missouri-II, Limited Partnership	FL

107.	Outback/Nevada-I, Limited Partnership	FL

108.	Outback/Nevada-II, Limited Partnership	FL

109.	Outback/New England-I, Limited Partnership	FL

110.	Outback/New England-II, Limited Partnership	FL

111.	Outback/New York, Limited Partnership	FL

112.	Outback/North Florida-I, Limited Partnership	FL

113.	Outback/North Florida-II, Limited Partnership	FL

114.	Outback/Phoenix-I, Limited Partnership	FL

115.	Outback/Phoenix-II, Limited Partnership	FL

116.	Outback/Shenandoah-I, Limited Partnership	FL

117.	Outback/Shenandoah-II, Limited Partnership	FL

118.	Outback/South Florida-II, Limited Partnership	FL

119.	Outback/Southwest Georgia, Limited Partnership	FL

120.	Outback/Stone-II, Limited Partnership	FL

121.	Outback/Utah-I, Limited Partnership	FL

122.	Outback/Virginia, Limited Partnership	FL

123.	Outback/West Florida-I, Limited Partnership	FL

	Name of Guarantor	Jurisdiction
124.	Outback/West Florida-II, Limited Partnership	FL

125.	Outback/West Penn, Limited Partnership	FL

126.	Carrabba’s/Georgia-I, Limited Partnership	GA

127.	Outback Steakhouse International, L.P.	GA

128.	Outback Steakhouse of North Georgia-I, L.P.	GA

129.	Outback Steakhouse of North Georgia-II, L.P.	GA

130.	Outback Steakhouse of South Georgia-I, L.P.	GA

131.	Outback Steakhouse of South Georgia-II, L.P.	GA

132.	Carrabba’s Kansas, Inc.	KS

133.	Carrabba’s Midwest, Inc.	KS

134.	Carrabba’s/Kansas Two-I, Limited Partnership	KS

135.	Carrabba’s/Kansas-I, Limited Partnership	KS

136.	Carrabba’s/Midwest-I, Limited Partnership	KS

137.	Cheeseburger in Paradise of Kansas, Inc.	KS

138.	Cheeseburger-Kansas, Limited Partnership	KS

139.	Heartland Outback, Inc.	KS

140.	Heartland Outback-I, Limited Partnership	KS

141.	Heartland Outback-II, Limited Partnership	KS

142.	Carrabba’s of Bowie, LLC	MD

143.	Frederick Outback, Inc.	MD

144.	Outback of Aspen Hill, Inc.	MD

145.	Outback of Germantown, Inc.	MD

146.	Outback of Waldorf, Inc.	MD

147.	Outback & Carrabba’s of New Mexico, Inc.	NM

148.	Outback Steakhouse of South Carolina, Inc.	SC

	Name of Guarantor	Jurisdiction
149.	CIGI Beverages of Texas, Inc.	TX

150.	CIGI Holdings, Inc.	TX

151.	OBTex Holdings, Inc.	TX

152.	Outback Beverages of Texas, Inc.	TX

153.	Outback Steakhouse of Dallas-I, Ltd.	TX

154.	Outback Steakhouse of Dallas-II, Ltd.	TX

155.	Outback Steakhouse of Houston-I, Ltd.	TX

156.	Outback Steakhouse of Houston-II, Ltd.	TX

157.	Outback Steakhouse West Virginia, Inc.	WV